Exhibit 5.1

STRADLING YOCCA CARLSON & RAUTH	STRADLING YOCCA CARLSON & RAUTH, P.C. 4365 EXECUTIVE DRIVE, SUITE 1500 SAN DIEGO, CA 92121 SYCR.COM	NEWPORT BEACH RENO SAN DIEGO SACRAMENTO SAN FRANCISCO SANTA BARBARA SANTA MONICA

November 20, 2013

Biocept, Inc.

5810 Nancy Ridge Drive

San Diego, CA 92121

Re:	Legality of Securities of Biocept, Inc.

Ladies and Gentlemen:

We have acted as counsel for Biocept, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1 (File No. 333-191323) (including any and all past and future amendments thereto, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offer, issuance and sale by the Company of (a) up to 2,090,908 shares (the “Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), including up to 272,727 shares for which the underwriters have been granted an over-allotment option, (b) common stock purchase warrants (the “Representative’s Warrants”) to purchase up to 90,909 shares of Common Stock, and (c) the 90,909 shares of Common Stock issuable upon the exercise of the Representative’s Warrants (the “Warrant Shares” and, together with the Shares and the Representative’s Warrants, the “Securities”). The Shares are to be sold by the Company pursuant to an underwriting agreement among the Company and the Underwriters named therein (the “Underwriting Agreement”), the form of which has been filed as Exhibit 1.1 to the Registration Statement.

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the form of the Certificate of Incorporation of the Company to be filed with the Secretary of the State of Delaware before the consummation of the initial public offering contemplated by the Registration Statement, filed as Exhibit 3.1.4 to the Registration Statement; (ii) the form of the Bylaws of the Company to be effective before the consummation of the initial public offering contemplated by the Registration Statement, filed as Exhibit 3.2.1 to the Registration Statement; (iii) the Registration Statement; (iv) the preliminary prospectus contained within the Registration Statement; (v) the form of Underwriting Agreement; (vi) the form of Common Stock certificate of the Company; (vii) the form of Representative’s Warrants filed as Exhibit 4.2 to the Registration Statement, and (viii) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials or of officers and representatives of the Company, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of signatures on original documents, the legal capacity of all natural persons, the conformity with originals of all documents submitted to us as copies, and the

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November 20, 2013

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authenticity of the originals (and the genuineness of signatures thereon) of all documents submitted to us as copies. We also have assumed, with respect to all parties (other than the Company) to agreements or instruments relevant hereto, that such parties had the requisite power and authority to execute, deliver and perform such agreements or instruments, and that such agreements or instruments have been duly authorized by all requisite action, have been duly executed and delivered by such parties, and are the valid and binding obligations of such parties.

As to certain questions of fact material to this opinion, we have relied upon certificates or comparable documents of officers and representatives of the Company and have not sought to independently verify such facts.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion, as of the date hereof, that:

1.	When and if (a) the Company’s Board of Directors or a duly appointed committee of the Board of Directors of the Company determines the price per share of the Shares, (b) the Underwriting Agreement has been duly executed and delivered, and (c) the Shares have been delivered to and paid for by the Underwriters as contemplated by the Underwriting Agreement at the price per share approved by the Company’s Board of Directors or a duly authorized committee thereof, the issuance and sale of the Shares will have been duly authorized, and the Shares will be validly issued, fully paid and nonassessable.

2.	When and if (a) the Underwriting Agreement has been duly executed and delivered, and (b) an officer of the Company has manually executed the Representative’s Warrants and delivered them to or at the direction of Aegis Capital Corp. as contemplated by the Underwriting Agreement, the Representative’s Warrants will have been duly authorized by all necessary corporate action on the part of the Company, will have been duly executed and delivered by the Company and will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3.	When and if (a) the Underwriting Agreement has been duly executed and delivered, (b) an officer of the Company has manually executed the Representative’s Warrants and delivered them to or at the direction of Aegis Capital Corp. as contemplated by the Underwriting Agreement, (c) the holders of the Representative’s Warrants have exercised the Representative’s Warrants in accordance with the terms of such Representative’s Warrants and have paid or satisfied the exercise price therefor in accordance with the terms of such Representative’s Warrants, and (d) the Warrant Shares have been delivered to or at the direction of the holders of the Representative’s Warrants as contemplated by the Representative’s Warrants and the notices of exercises of the Representative’s Warrants, the issuance and sale of the Warrant Shares will have been duly authorized and the Warrant Shares will be validly issued, fully paid and nonassessable.

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November 20, 2013

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With respect to the opinion expressed in Paragraph 2 above, that the Representative’s Warrants constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms, we further advise you that:

•	Our opinion is subject, as to enforcement, (a) to bankruptcy, insolvency, fraudulent transfers, reorganization, arrangement, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights generally, and (b) to general principles of equity, whether such enforceability is considered in a proceeding in equity or at law, and the discretion of the courts in applying such general principles and remedies thereunder (including the possible unavailability of specific performance or injunctive relief). These principles include, without limitation, concepts of commercial reasonableness, materiality and good faith and fair dealing. As applied to the Representative’s Warrants, these principles will require you to act reasonably, in good faith and in a manner that is not arbitrary or capricious in the administration and enforcement of the Representative’s Warrants and will preclude you from invoking penalties or other remedies for defaults that bear no reasonable relation to the damage suffered or that would otherwise work a forfeiture. In addition, the enforceability of the Representative’s Warrants may be subject to the effects of state statutes which (x) provide that obligations of good faith, diligence, reasonableness and care may not be disclaimed by agreement, although the parties may by agreement determine the standards by which the performance of such obligations is to be measured if those standards are not manifestly unreasonable, (y) impose an obligation of good faith in the performance or enforcement of a contract and (z) provide that a court may refuse to enforce, or may limit the enforcement of, a contract or any clause of a contract that a court finds as a matter of law to have been unconscionable at the time it was made.

•	The enforceability of indemnities, rights of contribution, exculpatory provisions and waivers of the benefits of statutory provisions may be limited under applicable securities laws and/or on public policy grounds.

•	Provisions of the Representative’s Warrants requiring that waivers must be in writing may not be binding or enforceable if a non-executory oral agreement has been created modifying any such provision or an implied agreement by trade practice or course of conduct has given rise to a waiver.

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November 20, 2013

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The opinion expressed herein is limited to the corporate laws of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing) and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Underwriting Agreement, the Securities or the Registration Statement (including the prospectus contained in and the other contents of the Registration Statement).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Registration Statement’s Prospectus under the heading “Legal Matters.” This opinion and consent may be incorporated by reference in a subsequent registration statement on Form S-1 filed pursuant to Rule 462(b) under the Securities Act with respect to the Securities. In giving such consents, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

This opinion letter is based on the customary practice of lawyers who regularly give, and lawyers who regularly advise opinion recipients regarding, opinions of the kind involved, including customary practice as described in bar association reports.

Very truly yours,

/s/ Stradling Yocca Carlson & Rauth, P.C.

STRADLING YOCCA CARLSON & RAUTH, P.C.